UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 12, 2005

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Lillehei Plaza, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Further Developments In Cases Involving Products with Silzone Coating

On October 12, 2005, the United States Court of Appeals for the Eighth Circuit issued a decision reversing prior rulings by District Court Judge John Tunheim which certified several class actions involving St. Jude Medical’s heart valve products with Silzone coating.

More specifically, the 8th Circuit ruled that the District Court erred in certifying a consumer protection class seeking damages based on Minnesota’s consumer protection statutes, and required the District Court in further proceedings to conduct a thorough conflicts-of-law analysis as to each plaintiff class member before applying Minnesota law.

In addition, in this October 12, 2005 opinion, the 8th Circuit also ruled that the District Court’s certification of a medical monitoring class was an abuse of discretion and thus reversed the District Court’s certification of a medical monitoring class involving the products with Silzone coating.

The decision is available on the 8th Circuit Court’s website at:   http://www.ca8.uscourts.gov/opndir/05/10/043117P.pdf

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date:	October 12, 2005	By: /s/ Kevin T. O’Malley

Kevin T. O’Malley Vice President and General Counsel